Exhibit 5.1

September 26, 2008

Board of Directors

Deere & Company

One John Deere Place

Moline, Illinois 61265

Deere & Company

Ladies and Gentlemen:

We are acting as counsel for Deere & Company (the “Company”), in connection with the automatic Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus pursuant to Rule 415 contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Company’s (i) debt securities (the “Debt Securities”), (ii) guarantees of the debt securities issued by John Deere Funding S.A. (the “Guarantees”), (iii) warrants to purchase Debt Securities (the “Debt Warrants”), (iv) preferred stock (the “Preferred Stock”), (v) Preferred Stock represented by depositary shares (the “Depositary Shares”), (vi) common stock (the “Common Stock”), (vii) warrants to purchase Common Stock (the “Common Warrants”), (viii) warrants the value of which is related to the value of various currencies (the “Currency Warrants”), (ix) other warrants the value of which is related to various indices or other items (the “Shelf Warrants”), (x) stock purchase contracts (the “Stock Purchase Contracts”) and (xi) stock purchase units (the “Stock Purchase Units”) with an aggregate issue price set forth in the Registration Statement.  The Debt Warrants, Common Warrants, Currency Warrants and Shelf Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares, the Common Stock, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to as the “Securities”.  Any Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other Securities.

The Debt Securities will be issued pursuant to an Indenture dated September 25, 2008 (the “Indenture”) between the Company and The Bank of New York Mellon, trustee (the “Trustee”).  The Guarantees will be issued pursuant to an Indenture dated as of September 25, 2008 (the “Guaranteed Debt Indenture”) among John Deere Funding S.A., the Company, as guarantor, and The Bank of New York Mellon, trustee (the “Guaranteed Debt Trustee”).  The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”), the Common Warrants will be issued under one or more common warrant agreements (each, a “Common Warrant Agreement”), the Currency Warrants will be issued under one or more currency warrant agreements (each, a “Currency Warrant Agreement”) and the Shelf Warrants will be issued under one or more warrant agreements (each, a “Shelf Warrant Agreement” and, together with the Debt Warrant Agreements, the Common Warrant Agreements

and the Currency Warrant Agreements, the “Warrant Agreements”) each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).  The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (the “Depositary”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                  the Indenture;

(b)                                 the Guaranteed Debt Indenture;

(c)                                  the forms of certificates representing the Senior Securities;

(d)                                 the forms of certificates representing the Subordinated Securities;

(e)                                  the Registration Statement; and

(f)                                    the Prospectus, as supplemented by the Prospectus Supplement.

The documents described in the foregoing clauses (a) through (f) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities (the “Resolutions”).

In our review of the Documents, we have assumed:

(a)   The genuineness of all signatures.

(b)   The authenticity of the originals of the documents submitted to us.

(c)   The conformity to authentic originals of any documents submitted to us as copies.

(d)   As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents and, for purposes of our opinions below, the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.     The Indenture has been duly authorized, and when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

2.     The Debt Securities (including Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Debt Warrant) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

3.     The Guaranteed Debt Indenture has been duly authorized, and when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by John Deere Funding S.A. and the Guaranteed Debt Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

4.     The Guarantees have been duly authorized by the Company and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when the securities on which such Guarantees are endorsed are duly executed by John Deere Funding S.A. and authenticated by the Guaranteed Debt Trustee in accordance with the Guaranteed Debt Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Guaranteed Debt Indenture.

5.     The Warrant Agreements have been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

6.     The Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when certificates representing such Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement.

7.     The Preferred Stock (including Preferred Stock issuable upon conversion of or exchange for any Security) has been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such Preferred Stock have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Preferred Stock has been taken, including the adoption and filing of a Certificate of Designations relating thereto, such shares will be validly issued, fully paid and non-assessable.

8.     The Deposit Agreements have been duly authorized and, when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Depositary, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

9.     The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established and approved pursuant to the authority granted in the Resolutions, and when the depositary receipts representing such Depositary Shares have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Stock has been taken, such Depositary Shares will be validly issued and entitled to the benefits of the applicable Deposit Agreement.

10.   The Common Stock (including Common Stock issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) has been duly authorized and, when issued and delivered pursuant to the authority granted in the Resolutions and against payment therefor, will be validly issued, fully paid and non-assessable.

11.   The Stock Purchase Contracts have been duly authorized and, when the final terms thereof have been duly established and approved, pursuant to the authority granted in the Resolutions and delivered against payment therefor, will be validly issued, fully paid and non-assessable.

12.   The Stock Purchase Units have been duly authorized and, when the final terms thereof have been duly established and approved, pursuant to the authority granted in the Resolutions and delivered against payment therefor, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the following qualifications:

(a)           Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)           Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Opinions.”  We do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LLJ/MME/ASM

AA